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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-105650), Form S-4 (No. 333-122758), and Form S-8 (Nos. 333-108974, 333-98773, 333-83298, 333-121175, and 333-43316) of McDATA Corporation of our report dated April 14, 2004 relating to the consolidated financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Denver, Colorado
April 1, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM